Finisar Announces Third Fiscal Quarter 2016 Financial Results

SUNNYVALE, CA -- (Marketwired - March 10, 2016) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its third quarter of fiscal 2016, ended January 31, 2016.

COMMENTARY

"Revenues for our third fiscal quarter were $309.2 million, approximately in line with the midpoint of our prior guidance range for the quarter of $300 to $320 million. Better than expected gross margins, due to favorable product mix, as well as lower than expected operating and other expenses, resulted in earnings per fully diluted share at the upper end of our prior guidance range," said Jerry Rawls, Finisar's Chief Executive Officer.

        FINANCIAL HIGHLIGHTS - Third Quarter Ended January 31, 2016

Summary GAAP Results                               Third         Second
                                                  Quarter        Quarter
                                                   Ended          Ended
                                                January 31,    November 1,
                                                   2016           2015
                                               -------------  -------------
                                                 (in thousands, except per
                                                      share amounts)

Revenues                                       $     309,206  $     321,136
Gross margin                                            28.4%          27.7%
Operating expenses                             $      77,282  $      79,723
Operating income                               $      10,458  $       9,368
Operating margin                                         3.4%           2.9%
Net income                                     $      12,084  $       6,644
Income per share-basic                         $        0.11  $        0.06
Income per share-diluted                       $        0.11  $        0.06

Basic shares                                         107,180        106,635
Diluted shares                                       108,128        107,493

Summary Non-GAAP Results (a)                       Third         Second
                                                  Quarter        Quarter
                                                   Ended          Ended
                                                January 31,    November 1,
                                                   2016           2015
                                               -------------  -------------
                                                 (in thousands, except per
                                                      share amounts)

Revenues                                       $     309,206  $     321,136
Non-GAAP Gross margin                                   30.3%          30.0%
Non-GAAP Operating expenses                    $      67,292  $      68,025
Non-GAAP Operating income                      $      26,309  $      28,274
Non-GAAP Operating margin                                8.5%           8.8%
Non-GAAP Net income                            $      26,604  $      26,857
Non-GAAP Income per share-basic                $        0.25  $        0.25
Non-GAAP Income per share-diluted              $        0.25  $        0.25

Basic shares                                         107,180        106,635
Diluted shares                                       108,128        107,493

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or
    GAAP, that are considered by management to be outside of Finisar's core ongoing operating results. A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading
    "Finisar Non-GAAP Financial Measures" below.

Financial Statement Highlights for the Third Quarter of Fiscal 2016:

--  Revenues were $309.2 million, a decrease of $11.9 million, or (3.7)%, from $321.1 million in the preceding quarter.
--  Sales of products for telecom applications increased by $2.6 million, or
    2.9%, compared to the preceding quarter, primarily driven by growth in wavelength selective switches.
--  Sales of products for datacom applications decreased by $14.5 million, or (6.2)%, compared to the preceding quarter, primarily driven by a decline in 40 gigabit transceivers, primarily as the result of reduced levels of capital spending by web 2.0 and hyperscale data center customers in anticipation of the roll out of next generation 100G QSFP28 transceivers.
--  GAAP gross margin was 28.4% compared to 27.7% in the preceding quarter.
--  Non-GAAP gross margin improved to 30.3% compared to 30.0% in the prior quarter as favorable product mix more than offset the impact of one month of annual telecom price negotiations, which typically take effect on January 1.
--  GAAP operating expenses were $77.3 million compared to $79.7 million in the prior quarter.
--  Non-GAAP operating expenses were $67.3 million compared to $68.0 million in the prior quarter.
--  GAAP earnings per fully diluted share was $0.11 compared to $0.06 in the preceding quarter.
--  Non-GAAP earnings per fully diluted share was $0.25 compared to $0.25 in the preceding quarter.
--  Cash, cash equivalents and short term investments increased $10.3 million to $531.1 million at the end of the third quarter, compared to
    $520.8 million at the end of the preceding quarter.

OUTLOOK

The Company indicated that for the fourth quarter of fiscal 2016 it currently expects revenues in the range of $307 to $327 million, non-GAAP gross margin of approximately 30%, non-GAAP operating margin of approximately 8.2% to 9.2%, and non-GAAP earnings per fully diluted share in the range of approximately $0.22 to $0.28.

CONFERENCE CALL

Finisar will discuss its financial results for the third quarter and current business outlook during its regular quarterly conference call scheduled for Thursday, March 10, 2016, at 2:00 pm PT (5:00 pm ET). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 877-675-4756 (domestic) or +1.719.325.4812 (international) and enter conference ID 1574347.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or +1-719-457-0820 and then following the prompts: enter conference ID 1574347 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar's expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed June 19, 2015) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                   Consolidated Statements of Operations
             (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                    Months
                       Three Months Ended    Nine Months Ended      Ended
                      --------------------  --------------------  ---------
                       Jan 31,    January    Jan 31,    January    Nov 01,
                        2016     25, 2015     2016     25, 2015     2015
                      ---------  ---------  ---------  ---------  ---------
Revenues              $ 309,206  $ 306,283  $ 944,372  $ 930,902  $ 321,136
Cost of revenues        219,836    221,173    674,593    659,183    230,610
Impairment of long-
 lived assets                 -      5,722      1,071      5,722          -
Amortization of
 acquired developed
 technology               1,630      1,435      4,500      4,304      1,435
                      ---------  ---------  ---------  ---------  ---------
Gross profit             87,740     77,953    264,208    261,693     89,091
Gross margin               28.4%      25.5%      28.0%      28.1%      27.7%
Operating expenses:
  Research and
   development           49,840     48,782    153,220    150,972     50,972
  Sales and marketing    11,899     10,926     34,998     34,378     11,897
  General and
   administrative        14,875     14,062     46,269     57,553     16,186
  Impairment of long-
   lived assets               -         45      2,004         45          -
  Amortization of
   purchased
   intangibles              668        737        830      2,235        668
                      ---------  ---------  ---------  ---------  ---------
    Total operating
     expenses            77,282     74,552    237,321    245,183     79,723
                      ---------  ---------  ---------  ---------  ---------
Income from
 operations              10,458      3,401     26,887     16,510      9,368
Interest income             709        321      1,543      1,275        469
Interest expense         (2,933)    (2,686)    (8,733)    (8,687)    (2,917)
Other income
 (expenses), net          1,968      2,051      3,294         58        445
                      ---------  ---------  ---------  ---------  ---------
Income before income
 taxes                   10,202      3,087     22,991      9,156      7,365
Provision (benefit)
 for income taxes        (1,882)     1,409        870      4,596        721
                      ---------  ---------  ---------  ---------  ---------
Net income            $  12,084  $   1,678  $  22,121  $   4,560  $   6,644
                      =========  =========  =========  =========  =========

Net income per share
 attributable to
 Finisar Corporation
 common stockholders:

  Basic               $    0.11  $    0.02  $    0.21  $    0.05  $    0.06
  Diluted             $    0.11  $    0.02  $    0.20  $    0.04  $    0.06

Shares used in
 computing net income
 per share - basic      107,180    103,563    106,367    100,475    106,635
Shares used in
 computing net income                                               107,493
 per share - diluted    108,128    105,990    108,488    103,825

                            Finisar Corporation
                        Consolidated Balance Sheets
                              (in thousands)

                     Jan 31, 2016  Nov 01, 2015  Aug 02, 2015  May 03, 2015
                     ------------  ------------  ------------  ------------
                     (Unaudited)   (Unaudited)   (Unaudited)
       ASSETS
Current assets:
  Cash and cash
   equivalents       $    268,330  $    258,270  $    232,997  $    197,443
  Short-term held-
   to-maturity
   investments            262,726       262,500       262,695       292,748
  Accounts
   receivable, net        241,384       230,065       234,798       213,234
  Accounts
   receivable, other       41,933        39,982        40,807        40,650
  Inventories             262,591       264,706       282,093       283,670
  Prepaid expenses
   and other assets        25,317        20,538        22,649        36,518
                     ------------  ------------  ------------  ------------
    Total current
     assets             1,102,281     1,076,061     1,076,039     1,064,263
Property, equipment
 and improvements,
 net                      342,818       344,695       322,043       315,777
Purchased intangible
 assets, net               20,686        22,983        25,086        27,188
Goodwill                  106,735       106,735       106,735       106,735
Minority investments        3,692         3,647         2,997         2,847
Other assets               21,516        23,133        34,960        35,072
                     ------------  ------------  ------------  ------------
    Total assets     $  1,597,728  $  1,577,254  $  1,567,860  $  1,551,882
                     ============  ============  ============  ============

   LIABILITIES AND
    STOCKHOLDERS'
       EQUITY
Current liabilities:
  Accounts payable   $    131,240  $    133,220  $    139,600  $    131,510
  Accrued
   compensation            32,908        31,680        26,392        24,918
  Other accrued
   liabilities             45,492        43,301        39,753        39,238
  Deferred revenue         11,933        12,438        11,480         9,850
                     ------------  ------------  ------------  ------------
    Total current
     liabilities          221,573       220,639       217,225       205,516
Long-term
 liabilities:
  Convertible notes,
   net of current
   portion                228,561       226,151       223,760       221,406
  Other non-current
   liabilities             21,765        23,195        21,545        21,167
                     ------------  ------------  ------------  ------------
    Total
     liabilities          471,899       469,985       462,530       448,089
Stockholders'
 equity:
  Common stock                108           107           107           104
  Additional paid-in
   capital              2,593,587     2,577,246     2,564,506     2,551,114
  Accumulated other
   comprehensive
   income (loss)          (41,701)      (31,835)      (14,390)          861
  Accumulated
   deficit             (1,426,165)   (1,438,249)   (1,444,893)   (1,448,286)
                     ------------  ------------  ------------  ------------
    Total
     stockholders'
     equity             1,125,829     1,107,269     1,105,330     1,103,793
                     ------------  ------------  ------------  ------------
Total liabilities
 and stockholders'
 equity              $  1,597,728  $  1,577,254  $  1,567,860  $  1,551,882
                     ============  ============  ============  ============

  Note - Balance sheet amounts as of May 3,
   2015 are derived from the audited
   consolidated financial statements as of the
   date.

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income, non-GAAP income and non-GAAP net income per share. These non-GAAP financial measures are supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be outside of our ongoing core operating results. Management believes that tracking non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our ongoing core current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

--  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Duplicate facility costs during facility move (non-core cash charges);
--  Stock-based compensation expense (non-cash charges);
--  Impairment of long-lived assets (non-cash charges);
--  Reduction in force costs (non-core cash charges); and
--  Acquisition related retention payments (non-core cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

--  Gain or loss on litigation settlements and resolutions and related costs
    (non-core cash charges or benefits);
--  Shareholder class action and derivative litigation costs (non-core cash charges associated with the derivative litigation related to our historical stock option granting practices and related to the class action and derivative litigation related to our March 8, 2011 earnings announcement);
--  Acquisition related costs (non-core cash charges); and
--  Amortization of purchased intangibles (non-cash charges).

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

--  Imputed interest expenses on convertible debt (non-cash charges);
--  Imputed interest related to restructuring (non-cash charges);
--  Gains and losses on sales of assets (non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
--  Other miscellaneous expenses (income) (non-core charges or benefits);
--  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits);
--  Amortization of debt issuance costs (non-cash charges); and
--  Differences between cash payable for income taxes and the provision for income taxes in accordance with GAAP, less discrete items.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP
             (Unaudited, in thousands, except per share data)

                                                                    Three
                                                                    Months
                          Three Months Ended   Nine Months Ended    Ended
                          ------------------- ------------------- ---------
                           Jan 31,   January   Jan 31,   January   Nov 01,
                            2016    25, 2015    2016    25, 2015    2015
                          --------- --------- --------- --------- ---------
GAAP to non-GAAP
 reconciliation of gross
 profit:
Gross profit - GAAP       $  87,740 $  77,953 $ 264,208 $ 261,693 $  89,091
Gross margin - GAAP            28.4%     25.5%     28.0%     28.1%     27.7%
Adjustments:
Cost of revenues
  Change in excess and
   obsolete inventory
   valuation adjustments      1,293     3,772     5,125     7,541     2,402
  Amortization of acquired
   technology                 1,630     1,435     4,500     4,304     1,435
  Duplicate facility costs
   during facility move           7         6        93       772         4
  Stock compensation          2,539     2,660     8,153     7,524     2,922
  Impairment of long-lived
   assets                         -     5,722     1,282     5,846         -
  Reduction in force costs      364       371     1,335     1,165       417
  Acquisition related
   retention payment             28        61       121       268        28
                          --------- --------- --------- --------- ---------
    Total cost of revenue
     adjustments              5,861    14,027    20,609    27,420     7,208
                          --------- --------- --------- --------- ---------
Gross profit - non-GAAP      93,601    91,980   284,817   289,113    96,299
                          --------- --------- --------- --------- ---------
Gross margin - non-GAAP        30.3%     30.0%     30.2%     31.1%     30.0%

GAAP to non-GAAP
 reconciliation of
 operating income:
Operating income - GAAP      10,458     3,401    26,887    16,510     9,368
Operating margin - GAAP         3.4%      1.1%      2.8%      1.8%      2.9%
Adjustments:
Total cost of revenue
 adjustments                  5,861    14,027    20,609    27,420     7,208
Total operating expense
 adjustments
  Operating expenses -
   GAAP                      77,282    74,552   237,321   245,183    79,723
    Research and
     development
    Reduction in force
     costs                      230        23       518       708         -
    Duplicate facility
     costs during facility
     move                         7        99       277       866        49
    Acquisition related
     retention payment           32       132       190       491        67
    Stock compensation        4,723     4,669    14,531    13,832     4,970
    Impairment of long-
     lived assets                 -         -       287         -         -
  Sales and marketing
    Reduction in force
     costs                       44         -       224         -       117
    Acquisition related
     retention payment            2         9        15        38         3
    Stock compensation        1,713     1,600     5,138     4,754     1,718
  General and
   administrative
    Reduction in force
     costs                       39        49     1,354       103       963
    Duplicate facility
     costs                      150        36       167       152         8
    Acquisition related
     retention payment            -         7        (5)      (32)        -
    Stock compensation        2,343     2,654     7,860     8,083     2,757
    Payroll taxes related
     to options
     investigation                -         -         -        17         -
    Acquisition related
     costs                       39        36       435       274       378
    Litigation settlements
     and resolutions and
     related costs                -      (662)       16    11,754         -
    Shareholder class
     action and derivative
     litigation costs             -       (10)        -       (10)        -
  Amortization of
   purchased intangibles        668       737     2,004     2,235       668
  Impairment of long-lived
   assets                         -        45       587        45         -
                          --------- --------- --------- --------- ---------
      Total operating
       expense adjustments    9,990     9,424    33,598    43,310    11,698
                          --------- --------- --------- --------- ---------
  Operating expenses -
   non-GAAP                  67,292    65,128   203,723   201,873    68,025
                          --------- --------- --------- --------- ---------
Operating income - non-
 GAAP                        26,309    26,852    81,094    87,240    28,274
                          --------- --------- --------- --------- ---------
Operating margin - non-
 GAAP                           8.5%      8.8%      8.6%      9.4%      8.8%

GAAP to non-GAAP
 reconciliation of income
 before income taxes:
Income before income taxes
 - GAAP                      10,202     3,087    22,991     9,156     7,365
Adjustments:
Total cost of revenue
 adjustments                  5,861    14,027    20,609    27,420     7,208
Total operating expense
 adjustments                  9,990     9,424    33,598    43,310    11,698
Total Interest and other
 adjustments
Other interest income          (113)        -      (113)        -         -
Non-cash imputed interest
 expenses on convertible
 debt                         2,411     2,297     7,156     6,819     2,391
Imputed interest related
 to restructuring                42        48       131       149        44
Other (income) expense,
 net
    Loss (gain) on sale of
     assets                    (644)       31      (744)      242        85
    Other miscellaneous
     income                  (1,503)     (167)   (1,640)     (178)     (120)
    Foreign exchange
     transaction (gain) or
     loss                     1,205      (338)      563     1,980        51
    Amortization of debt
     issuance cost              154       154       462       462       154
                          --------- --------- --------- --------- ---------
      Total Interest and
       other adjustments      1,552     2,025     5,815     9,474     2,605
                          --------- --------- --------- --------- ---------
Income before income taxes
 - non-GAAP                  27,605    28,563    83,013    89,360    28,876
                          --------- --------- --------- --------- ---------

GAAP to non-GAAP
 reconciliation of net
 income:
Net income - GAAP            12,084     1,678    22,121     4,560     6,644
Total cost of revenue
 adjustments                  5,861    14,027    20,609    27,420     7,208
Total operating expense
 adjustments                  9,990     9,424    33,598    43,310    11,698
Total Interest and other
 adjustments                  1,552     2,025     5,815     9,474     2,605
Income tax provision
 adjustments                 (2,883)     (448)   (4,150)   (1,261)   (1,298)
                          --------- --------- --------- --------- ---------
  Total adjustments          14,520    25,028    55,872    78,943    20,213
                          --------- --------- --------- --------- ---------
Net income - non-GAAP     $  26,604 $  26,706 $  77,993 $  83,503 $  26,857
                          ========= ========= ========= ========= =========

Non-GAAP net income for
 diluted earnings per
 share calcuation
Non-GAAP net income       $  26,604 $  26,706 $  77,993 $  83,503 $  26,857
Add: interest expense for
 dilutive convertible
 notes                            -         -         -     1,072         -
                          --------- --------- --------- --------- ---------
Adjusted non-GAAP income  $  26,604 $  26,706 $  77,993 $  84,575 $  26,857
                          ========= ========= ========= ========= =========

Basic non-GAAP income per
 share
  GAAP earnings per share $    0.11 $    0.02 $    0.21 $    0.05 $    0.06
  Impact of all non-GAAP
   adjustments            $    0.14 $    0.24 $    0.53 $    0.79 $    0.19
  Non-GAAP earnings per
   share                  $    0.25 $    0.26 $    0.73 $    0.83 $    0.25

Diluted non-GAAP income
 per share
  GAAP earnings per share $    0.11 $    0.02 $    0.20 $    0.04 $    0.06
  Impact of all non-GAAP
   adjustments            $    0.14 $    0.23 $    0.52 $    0.76 $    0.19
  Non-GAAP earnings per
   share                  $    0.25 $    0.25 $    0.72 $    0.80 $    0.25

Shares used in computing
 non-GAAP income per share
  Basic                     107,180   103,563   106,367   100,475   106,635
  Diluted                   108,128   105,990   108,488   106,339   107,493

Finisar-F

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050
Investor.relations@finisar.com

Press contact:
Victoria McDonald
Director, Corporate Communications
408-542-4261